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                                                                    EXHIBIT 10.4


                       AMENDMENT NO. 1 TO PROMISSORY NOTE

         This Amendment No. 1 to Promissory Note (this "Amendment"), dated as of October 30, 2003, is by and between World of Outlaws, Inc., a Texas corporation ("Maker"), and Boundless Track Operations, Inc. (f/k/a Boundless Motor Sports Racing, Inc.), a Nevada corporation ("Payee"). Maker and Payee are sometimes each referred to herein as a "Party" and collectively, as the "Parties".

                                    RECITALS

         A. Maker previously borrowed $600,000 from Payee, and in connection therewith, Maker executed and delivered to Payee a promissory note, dated June 26, 2003, in the original principal amount of $600,000 (the "Note"). All capitalized terms not otherwise defined herein have the meanings set forth in the Note.

         B. Maker has requested that Payee loan an additional $600,000 to Maker (the "Additional Advancement") to assist Maker in paying the points fund to be distributed to drivers and teams during the O'Reilly World of Outlaws Series season finale banquet to be hold in Las Vegas on November 2, 2004 (the "Points Fund Distribution").

         C. The Parties desire to amend the Note to the extent provided below.

         D. NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   AGREEMENTS

         1. Upon execution and delivery of this Amendment by the Parties, Payee shall deliver to Maker $600,000. Effective as of the date hereof, the principal of the Note is hereby changed to $1,200,000, and the Note is hereby amended accordingly.

         2. Maker agrees to shall use the proceeds from the Additional Advancement solely to pay the Points Fund Distribution.

         3. The Parties shall cause this Amendment to be attached to the Note.

                                  MISCELLANEOUS

         1. Except as modified and amended hereby, the Note is and shall remain in force and effect in accordance with its terms.

         2. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument.

         3. This Amendment shall be governed by and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.



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         EXECUTED as of the date first above written.



                                        WORLD OF OUTLAWS, INC.


                                        By:
                                           -------------------------------------
                                            Ted Johnson, President




                                        BOUNDLESS TRACK OPERATIONS, INC.


                                        By:
                                           -------------------------------------
                                            Paul Kruger, Chief Executive Officer


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